UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 13, 2015 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition (the "Entity Acquisition") of 100% of the equity interest of: (1) Northpointe Investors, LLC ("Northpointe Investors"), the owner of a newly constructed 280-unit class A multifamily community in Houston, Texas ("Northpointe") and (2) Villas Fairfield Partners, LLC ("Fairfield Partners", and collectively with Northpointe Investors, the "Acquired Entities"), the owner of a newly constructed 240-unit class A multifamily community in Houston, Texas ("Cypress", and collectively with Northpointe, the "Acquired Communities"). The aggregate purchase price paid by PAC-OP was approximately $76 million, exclusive of acquisition- and financing-related transaction costs. The Company is the general partner of, and owner of an approximate 99.1% interest in, PAC-OP. The Company hereby amends the Current Report on Form 8-K filed on February 17, 2015, reporting events on and after February 13, 2015, to provide certain financial information related to its acquisition of the Acquired Communities requited by Item 9.01(a) of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditor's Report	F-1
Combined Statement of Revenue and Certain Operating Expenses for the year ended December 31, 2014	F-2
Notes to Combined Statement of Revenue and Certain Operating Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-5
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2014	F-6
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014	F-7
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-8

(c)    Exhibit

23.1	Consent of CohnReznick LLP

Independent Auditor's Report
To the Board of Directors and Stockholders
Preferred Apartment Communities, Inc.
To the Member
Avenues at Cypress and Avenue at Northpointe
We have audited the accompanying combined financial statements of two apartment complexes located in Texas (together, "the Properties"), which comprise the combined statement of revenue and certain operating expenses for the year ended December 31, 2014, and the related notes to the combined statement of revenue and certain operating expenses.

Management's Responsibility for the Financial Statements
Management of the sellers of the Properties is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined revenue and certain operating expenses of the Properties for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 to the combined financial statements, which describes that the accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of Preferred Apartment Communities, Inc.) and are not intended to be a complete presentation of the Properties' revenues and expenses. Our opinion is not modified with respect to that matter.
/s/ CohnReznick LLP

Atlanta, Georgia
March 24, 2015

Avenues at Cypress and Avenues at Northpointe

Combined Statement of Revenue and Certain Operating Expenses Year ended December 31, 2014

Twelve months ended December 31, 2014

Rental revenue	$3,857,923

Certain operating expenses
Salaries and employee benefits	621,213
Repairs and maintenance	125,834
Utilities	449,136
Property management fee	116,194
Real estate taxes	1,088,092
Property insurance	72,330
Miscellaneous operating expenses	239,010

Total certain operating expenses	2,711,809

Revenues in excess of certain operating expenses	$1,146,114

See Notes to Combined Statement of Revenue and Certain Operating Expenses.

Avenues at Cypress and Avenues at Northpointe

Notes to Combined Statement of Revenue and Certain Operating Expenses
Year Ended December 31, 2014

Note 1 - Organization and basis of presentation
The accompanying combined statement of revenue and certain operating expenses for the year ended December 31, 2014 relate to the operations of Avenues at Cypress and Avenues at Northpointe (collectively referred to as the “Properties”), both located in Houston, Texas, that are to be acquired from Villas Fairfield Partners, LLC and Northpointe Investors, LLC (collectively referred to as “Property Owners”), both of which are unaffiliated entities.
The combined statement of revenue and certain operating expenses includes the combined operations of the Avenues at Cypress and Avenues at Northpointe. All intercompany accounts and transactions have been eliminated.
The accompanying combined statement of revenue and certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the combined statement of revenue and certain operating expenses is not representative of the actual operations for the year presented as revenue and certain operating expenses, which may not be directly attributable to the revenue and expenses expected to be incurred in the future operations of the Companies, have been excluded. Such items include depreciation, amortization, incentive management fees, interest expense, and interest income.
Note 2 - Summary of significant accounting policies
Basis of accounting
The combined statement of revenue and certain operating expenses has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Use of estimates
The preparation of the combined statement of revenue and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Impairment of long-lived assets
Management of the Properties reviews their rental properties for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When recovery is reviewed, if the undiscounted cash flows estimated to be generated by each property is less than its carrying amount, management compares the carrying amount of the property to its fair value in order to determine whether an impairment loss has occurred. The amount of the impairment loss is equal to the excess of the asset's carrying value over its estimated fair value. No impairment losses have been recognized during the year ended December 31, 2014.

Rental income
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Properties and its tenants are considered operating leases and generally range for a period of 12 months or less.

Advertising costs
The Companies' policy is to expense advertising costs when incurred. Advertising costs for the year ended December 31, 2014 was $28,103 and is included in miscellaneous operating expenses.

Tenants' accounts receivable and bad debt
Tenants' accounts receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the

Avenues at Cypress and Avenues at Northpointe

Notes to Combined Statement of Revenue and Certain Operating Expenses
Year Ended December 31, 2014

effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method.

Note 3 - Related party transactions
Property management fee
The Property Owners have entered into agreements with TX-Davis Development (the "Property Manager"), an affiliate of the Property Owners, in connection with the management of the rental operations of the Properties. The property management fees are based on 3% of monthly gross receipts, as defined in the property management agreements. During the year ended December 31, 2014, property management fees of $116,194 were charged to operations.

Note 4 - Subsequent events
Events that occur after December 31, 2014 but before the combined financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at December 31, 2014 are recognized in the accompanying combined financial statements. Subsequent events which provide evidence about conditions that existed after December 31, 2014 require disclosure in the accompanying notes. Management evaluated the activity of the Properties through March 24, 2015 (the date the combined financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the combined financial statements or disclosure in the notes to combined statement of revenue and certain operating expenses.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable. The accompanying Unaudited Pro Forma Consolidated Balance Sheet of Preferred Apartment Communities, Inc. (the “Company”) is presented as if the acquisitions and transactions as described in Note 1 had occurred as of December 31, 2014. The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company is presented for the year ended December 31, 2014 (the “Pro Forma Period”), and includes certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2014.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2014.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2014

		(Pro Forma Adjustments to Reflect)
	PAC REIT Historical (See Note 1)	Acquired Properties		Other		PAC REIT Pro Forma
Assets
Real estate
Land	$79,272,457	$7,162,226	A	$—		$86,434,683
Building and improvements	377,030,987	54,082,384	A	—		431,113,371
Tenant improvements	3,240,784	—		—		3,240,784
Furniture, fixtures, and equipment	36,864,668	13,078,872	A	—		49,943,540
Construction In progress	66,647	—		—		66,647
Gross real estate	496,475,543	74,323,482		—		570,799,025
Less: accumulated depreciation	(26,388,066)	—		—		(26,388,066)
Net real estate	470,087,477	74,323,482		—		544,410,959
Real estate loans	128,306,697	—		—		128,306,697
Real estate loans to related parties, net	24,924,976	—		—		24,924,976
Total real estate and real estate loans, net	623,319,150	74,323,482		—		697,642,632

Cash and cash equivalents	3,113,270	(3,441,509)	B	3,441,882	C	3,113,643
Restricted cash	4,707,865	362,332	A	—		5,070,197
Notes receivable	14,543,638	—		—		14,543,638
Note receivable and line of credit from related party	14,153,922	—		—		14,153,922
Accrued interest receivable on real estate loans	8,038,447	—		—		8,038,447
Acquired intangible assets	12,702,980	1,571,828	A	—		14,274,808
Deferred loan costs	5,107,068	1,429,209	B	—		6,536,277
Deferred offering costs	6,333,763	—		—		6,333,763
Tenant receivables and other assets	4,390,309	84,140	A	—		4,474,449

Total assets	$696,410,412	$74,329,482		$3,441,882		$774,181,776

Liabilities and equity
Liabilities
Mortgage notes payable	$354,418,668	$50,778,000	B	$—		$405,196,668
Revolving line of credit	24,500,000	(8,000,000)	B	—		16,500,000
Real estate loan participation obligation	7,990,798	—		—		7,990,798
Term loan	—	32,000,000	B	—		32,000,000
Accounts payable and accrued expenses	4,941,703	212,601	A	—		5,154,304
Accrued interest payable	1,116,750	—		—		1,116,750
Dividends and partnership distributions payable	4,623,246	—		—		4,623,246
Acquired below market lease intangibles	5,935,931	—		—		5,935,931
Security deposits and other liabilities	1,301,442	99,181	A	—		1,400,623
Total liabilities	404,828,538	75,089,782		—		479,918,320

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par
value per share; 989,408 shares authorized; 197,164 shares issued and 196,676 shares outstanding at December 31, 2014	1,928	—		38	C	1,966
Common Stock, $0.01 par value per share;
400,066,666 shares authorized; 21,403,987 shares issued and outstanding at December 31, 2014	214,039	—		—		214,039
Additional paid in capital	300,576,349	—		3,441,844	C	304,018,193
Accumulated deficit	(11,297,852)	(760,300)	D	—		(12,058,152)
Total stockholders' equity	289,494,464	(760,300)		3,441,882		292,176,046
Non-controlling interest	2,087,410	—		—		2,087,410
Total equity	291,581,874	(760,300)		3,441,882		294,263,456

Total liabilities and equity	$696,410,412	$74,329,482		$3,441,882		$774,181,776

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2014

	PAC REIT Historical (See Note 1)	Acquired Properties (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$30,762,423	$3,857,923	$—		$34,620,346
Other property revenues	3,946,222	—	—		3,946,222
Interest income on loans and notes receivable	18,531,899	—	—		18,531,899
Interest income from related party	3,295,826	—	—		3,295,826
Total revenues	56,536,370	3,857,923	—		60,394,293

Operating expenses:
Property operating and maintenance	4,887,903	574,970	—		5,462,873
Property salary and benefits to related party	2,882,283	621,213	—		3,503,496
Property management fees	1,347,502	116,194	38,123	AA	1,501,819
Real estate taxes	3,587,287	1,088,092	—		4,675,379
General and administrative	1,051,849	239,010	—		1,290,859
Equity compensation to directors and executives	1,784,349	—	—		1,784,349
Depreciation and amortization	16,328,715	—	4,889,901	BB	21,218,616
Acquisition and pursuit costs	3,518,540	—	(26,005)	CC	3,492,535
Acquisition fees to related parties	3,714,077	—	—		3,714,077
Asset management fees to related party	3,546,987	—	442,834	DD	3,989,821
Insurance, professional fees and other expenses	1,903,833	72,330	—		1,976,163
Total operating expenses	44,553,325	2,711,809	5,344,853		52,609,987

Asset management and general and administrative fees deferred	(332,345)	—	—		(332,345)

Net operating expenses	44,220,980	2,711,809	5,344,853		52,277,642

Operating income (loss)	12,315,390	1,146,114	(5,344,853)		8,116,651
Interest expense	10,188,187	—	3,032,610	EE	13,220,797
Net income (loss)	2,127,203	1,146,114	(8,377,463)		(5,104,146)

Less consolidated net (income) loss attributable
to non-controlling interests	(33,714)	—	81,064	FF	47,350

Net income (loss) attributable to the Company	2,093,489	1,146,114	(8,296,399)		(5,056,796)

Dividends declared to Series A preferred stockholders	(7,382,320)	—	(229,800)	GG	(7,612,120)
Earnings attributable to unvested restricted stock	(24,090)	—	—		(24,090)

Net (loss) income attributable to common stockholders	$(5,312,921)	$1,146,114	$(8,526,199)		$(12,693,006)

Net loss per share of Common Stock available to common
stockholders, basic and diluted	$(0.31)			GG	$(0.73)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	17,399,147				17,399,147

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Code") effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of its assets in other real estate related investments such as grocery-anchored necessity retail properties, as determined by its manager as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party.

On February 13, 2015, the Company acquired two multifamily communities in Houston, Texas for approximately $76.0 million: Avenues at Cypress, which is comprised of 240 units and Avenues at Northpointe, with 280 units, referred to collectively as the Acquired Properties. The attached Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations include four columns. The first column labeled "PAC REIT Historical" represents the actual financial position and results of operations of the Company as of and for the year ended December 31, 2014. The second column, entitled "Acquired Properties" on the Pro Forma Consolidated Balance Sheet represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of the Acquired Properties and the associated debt financing. The second column, entitled "Acquired Properties" on the Pro Forma Consolidated Statement of Operations represents the actual revenues and expenses of the two properties for the year ended December 31, 2014. The "Other" column on the Pro Forma Consolidated Balance Sheet represents the pro forma adjustments required to reflect the issuance of Series A Preferred Stock sufficient to complete the acquisition and on the Pro Forma Consolidated Statement of Operations represents the pro forma adjustments required to reflect expense adjustments to reflect the depreciation on the properties, amortization of the debt financing and lease intangible costs, additional management fees that would have been due pursuant to the Fourth Amended and Restated Management Agreement, or Management Agreement, and the accrual of dividends on the additional shares of Series A Preferred Stock.

2. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A) To reflect the purchase price allocation of the Acquired Properties:

Land	$7,162,226
Building and improvements	54,082,384
Furniture, fixtures & equipment	13,078,872
In-place leases	1,571,828
Restricted cash and security deposits	362,332
Prepaids and other assets	84,140
Security deposit liabilities	(99,181)
Accounts payable and accrued expenses	(212,601)

Net assets acquired	$76,030,000

On February 13, 2015, the Company closed the purchase transactions of the Acquired Properties. For the purpose of these pro forma financial statements, the Company is assumed to have purchased the Acquired Properties with a combination of mortgage debt financing, proceeds from its $32 million term loan from Key Bank, or Term Loan, and proceeds from the issuance of Series A Preferred Stock. The costs of the acquired tangible and intangible assets are allocated based on estimates of their fair value. The fair value of the buildings is estimated on an as-if-vacant basis,

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over its estimated remaining useful life of 40 years. The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition. The acquired furniture, fixtures & equipment are to be depreciated on a straight-line basis over their estimated remaining useful lives. For five-year life assets totaling approximately $4.7 million, the remaining useful life is estimated to be four years. For ten-year life assets totaling approximately $8.4 million, the remaining useful life is estimated to be nine years.

The allocation of purchase price is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets acquired.

(B) Effective with the closing of the Acquired Properties, the Company leveraged the two multifamily communities with one seven year mortgage of $22.9 million bearing interest at a fixed rate of 3.43% per annum and one seven and one-half year mortgage of approximately $27.9 million bearing interest at a fixed rate of 3.16% per annum. Additionally, the Company drew $32 million on its Term Loan, and immediately made an $8.0 million payment of principal and accrued interest on its revolving line of credit with Key Bank. In conjunction with securing the new financing, the Company incurred an aggregate of $1.4 million in loan acquisition costs, which are to be amortized over the lives of the mortgages using the effective interest method.The pro forma adjustment to cash was calculated as follows:

Term Loan, after paydown on revolving line of credit	$24,000,000
Net proceeds from debt financing on Acquired Properties	50,778,000
Less:
Purchase price of Acquired Properties	(76,030,000)
Property acquisition costs	(760,300)
Deferred loan costs	(1,429,209)
$(3,441,509)

(C) This adjustment is to reflect the issuance of 3,830 shares of Series A Preferred Stock and the cash proceeds to the Company, which are assumed to have been necessary to provide sufficient cash to close on the Acquired Properties.

(D) The adjustment to accumulated deficit is to reflect the acquisition fee due to the Manager of 1% of the purchase price of the Acquired Properties. This adjustment is not reflected in the Unaudited Pro Forma Consolidated Statement of Operations as the effect of the transaction is nonrecurring.

3. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations

The adjustments to the Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 are as follows:

(AA) Effective with the purchase of the Acquired Properties by the Company, the property management fee will increase to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustment reflects this additional cost burden on the properties’ operations.

(BB) Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that would have been incurred by the properties assuming the purchase had occurred effective January 1, 2014. The pro forma adjustment assumes a straight-line depreciation method using a 40 year estimated useful life for buildings, five to ten years for acquired building improvements and furniture fixtures and equipment, and approximately six months based upon the average remaining lease term for acquired leases in place.

(CC) The Company had recorded due diligence costs related to the Acquired Properties during the year ended December 31, 2014 of $26,005. These costs are removed for pro forma purposes.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

(DD) The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the pro forma asset management fee adjustment, the Company added management fees calculated on the acquired gross assets, as adjusted, plus the pro forma acquisition costs and deferred loan costs incurred on the Acquired Properties.

(EE) Reflected in the pro forma adjustment is the Company's estimate of interest expense incurred on the debt financings used to close the Acquired Properties, based upon the mortgage terms noted above, and the actual variable rate on the Term Loan of 4.1875% which was in effect on the actual date of acquisition. The estimated annual interest expense of $3,032,610 include amortization expense of loan origination costs of $263,259. If the variable interest rate on the Term Loan were to vary upward or downward by 1/8% from 4.1875%, pro forma interest expense would increase or decrease by approximately $41,000.

(FF) Reflected in the pro forma adjustment is the allocation of net loss to the non-controlling interest in the Company's Operating Partnership. The weighted-average non-controlling interest was approximately 0.92% for the year ended December 31, 2014.

(GG) Reflected in the pro forma adjustment is the dividend obligation of $5.00 per share per month on the incremental shares of Series A Preferred Stock assumed to have been issued on January 1, 2014.

(HH) Calculation of pro forma net loss per share of Common Stock:

Net loss per share:
Net loss attributable to the Company	$(5,082,801)
Dividends to preferred stockholders	(7,612,120)
Earnings attributable to unvested restricted stock	(24,090)

Net (loss) income attributable to common stockholders	$(12,719,011)

Weighted average number of shares of Common Stock, basic	17,399,147
Effect of dilutive securities	—
Weighted average number of shares of Common Stock, diluted	17,399,147

Net loss per share of Common Stock, basic and diluted	$(0.73)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 30, 2015	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary